Exhibit 99.1

Annex I

Information With Respect to Transactions of Common Stock

Reporting Person Who Effected the Transaction	Date of Transaction	Nature of Transaction	Amount of Securities	Average Price Per Share	Where and How the Transaction was Effected
Brent L. Handler Revocable Trust	4/16/2025	Sale of Common Stock	5,000	$3.45	Effected on the open market.
Brent L. Handler Revocable Trust	4/16/2025	Sale of Common Stock	637	$3.60	Effected on the open market.
Brent L. Handler Revocable Trust	4/16/2025	Sale of Common Stock	5,000	$3.67	Effected on the open market.
Brent L. Handler Revocable Trust	4/16/2025	Sale of Common Stock	5,000	$3.72	Effected on the open market.
Brent L. Handler Revocable Trust	4/21/2025	Sale of Common Stock	4,148	$3.52	Effected on the open market.
Brent L. Handler Revocable Trust	4/21/2025	Sale of Common Stock	5,000	$3.64	Effected on the open market.
Brent L. Handler Revocable Trust	4/22/2025	Sale of Common Stock	2,000	$3.47	Effected on the open market.
Brent L. Handler Revocable Trust	4/22/2025	Sale of Common Stock	200	$3.50	Effected on the open market.
Brent L. Handler Revocable Trust	4/23/2025	Sale of Common Stock	5,000	$3.55	Effected on the open market.
Brent L. Handler Revocable Trust	4/23/2025	Sale of Common Stock	5,894	$3.58	Effected on the open market.
Brent L. Handler Revocable Trust	4/23/2025	Sale of Common Stock	4,106	$3.69	Effected on the open market.
Brent L. Handler Revocable Trust	4/23/2025	Sale of Common Stock	10,000	$3.69	Effected on the open market.
Brent L. Handler Revocable Trust	4/24/2025	Sale of Common Stock	10,000	$3.49	Effected on the open market.
Brent L. Handler Revocable Trust	4/24/2025	Sale of Common Stock	755	$3.61	Effected on the open market.
Brent L. Handler Revocable Trust	4/28/2025	Sale of Common Stock	1,092	$3.50	Effected on the open market.
Brent L. Handler Revocable Trust	4/28/2025	Sale of Common Stock	500	$3.50	Effected on the open market.
Brent L. Handler Revocable Trust	4/30/2025	Sale of Common Stock	20,000	$3.40	Effected on the open market.
Brent L. Handler Revocable Trust	4/30/2025	Sale of Common Stock	60	$3.65	Effected on the open market.
Brent L. Handler Revocable Trust	5/1/2025	Sale of Common Stock	10,000	$3.40	Effected on the open market.

Brent L. Handler Revocable Trust	5/1/2025	Sale of Common Stock	3,000	$3.43	Effected on the open market.
Brent L. Handler Revocable Trust	5/2/2025	Sale of Common Stock	5,000	$3.44	Effected on the open market.
Brent L. Handler Revocable Trust	5/2/2025	Sale of Common Stock	4,000	$3.45	Effected on the open market.
Brent L. Handler Revocable Trust	5/5/2025	Sale of Common Stock	7	$3.50	Effected on the open market.
Brent L. Handler Revocable Trust	5/5/2025	Sale of Common Stock	2,000	$3.49	Effected on the open market.
Brent L. Handler Revocable Trust	5/6/2025	Sale of Common Stock	583	$3.30	Effected on the open market.
Brent L. Handler Revocable Trust	5/6/2025	Sale of Common Stock	2,000	$3.48	Effected on the open market.
Brent L. Handler Revocable Trust	5/7/2025	Sale of Common Stock	10,000	$3.27	Effected on the open market.
Brent L. Handler Revocable Trust	5/7/2025	Sale of Common Stock	3,718	$3.30	Effected on the open market.
Brent L. Handler Revocable Trust	5/7/2025	Sale of Common Stock	10,000	$3.20	Effected on the open market.
Brent L. Handler Revocable Trust	5/7/2025	Sale of Common Stock	10,000	$3.21	Effected on the open market.